UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Airgas, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:		Investor Contact:
Jay Worley jay.worley@airgas.com (610) 902-6206	Joele Frank / Dan Katcher / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449	Barry Strzelec barry.strzelec@airgas.com (610) 902-6256

For release: IMMEDIATELY

AIRGAS SENDS LETTER TO AIR PRODUCTS

     Airgas Board Unanimously Reaffirms
that Air Products’ $65.50 Per Share Offer is Grossly Inadequate

Airgas Board Reiterates Willingness to Authorize Negotiations if Air Products Indicates
Discussions Would Lead to Valuation Meaningfully in Excess of $70 Per Share

RADNOR, PA – October 26, 2010 – Airgas, Inc. (NYSE: ARG) today sent a letter to John McGlade, Chairman, President, and CEO of Air Products & Chemicals, Inc. (NYSE: APD). The full text of that letter follows:

October 26, 2010
Dear Mr. McGlade:

Today, Airgas announced its results for the fiscal quarter ending September 30, 2010. Once again, our results reflected robust earnings growth in excess of 20% on strong organic sales growth, with expanding operating margins and impressive free cash flow. This continued outstanding performance is further support for what we have said all along – we expect that Airgas will deliver excellent value for our stockholders and, therefore, if Airgas were to be acquired, Airgas stockholders should be appropriately compensated.

Each of our ten directors is of the view that the current Air Products offer of $65.50 per share is grossly inadequate. In light of Airgas’ strong performance, outstanding prospects, and unique industry position, as well as the enormous financial benefits to Air Products of an acquisition of Airgas, the current offer price is not close to the right price for the sale of the Company.

Our Board is also unanimous in its views regarding negotiations between Air Products and Airgas. To that end, we read with great interest your and your chief financial officer’s trial testimony, including the testimony that Air Products is attempting to acquire Airgas for the lowest possible price. In contrast, our obligation is to seek the greatest possible price in the event of a sale of the Company. Each member of our Board believes that the value of Airgas in any sale is meaningfully in excess of $70 per share. We are writing to let you know that our Board is unanimous in its willingness to authorize negotiations with Air Products if Air Products provides us with sufficient reason to believe that those negotiations will lead to a transaction at a price that is consistent with that valuation.

Each of the members of the Board of Directors has authorized me to send this letter.

Very truly yours,

/s/ John van Roden

John van Roden
Chairman of the Board

John P. Clancey
James W. Hovey
Robert L. Lumpkins
Peter McCausland
Ted B. Miller Jr.
Paula A. Sneed
David M. Stout
Lee M. Thomas
Ellen C. Wolf

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

# # #

ADDITIONAL INFORMATION

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

Airgas has filed a definitive proxy statement on Schedule 14A with the SEC on July 23, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas may file an additional proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.